Exhibit 99.1
Viant Technology Announces First
Quarter 2026 Financial Results

Acquired TVision Insights, a leader in attention measurement across linear TV and CTV
Achieved record first quarter results across all key metrics, including a 25% increase in revenue
Generated record first quarter CTV advertiser spend(1), accounting for over 50% of total ad spend

IRVINE, Calif., May 11, 2026 – Viant Technology Inc. (Nasdaq: DSP), a leader in AI-powered programmatic advertising, today reported financial results for its first quarter ended March 31, 2026.
"Viant delivered record first quarter results, exceeding the high end of our guidance range across both the top and bottom lines for the quarter," said Tim Vanderhook, Co-Founder and CEO, Viant. "Our continued success is amplified by our recent landmark acquisition of TVision, which further transforms Viant from a media execution platform into a highly differentiated advertising intelligence company, equipped with proprietary data, measurement, and activation capabilities that enables advertisers to drive optimal media decisions. By integrating TVision's measurement and proprietary attention data into our AI-powered ad platform, we have created a first-of-its-kind solution that transforms viewer attention into real-time actionable signals for planning, bidding, and optimized decisioning. Our exclusive data now spans content, identity and attention, strategically positioning Viant as the most sophisticated and effective platform delivering outcomes for advertisers. With the addition of TVision, we expect to accelerate top-line growth, improve profitability and seize market share."
First Quarter 2026 Financial Highlights, year-over-year (in thousands, except percentages and per share data):

	2026	2025	Change (%)

	(NM = Not Meaningful)
GAAP
Revenue	$88,538	$70,642	25%
Gross profit	$36,373	$30,562	19%
Net loss	$(2,190)	$(3,307)	34%
Net loss as a percentage of gross profit	(6)%	(11)%	NM
Net loss attributable to Viant Technology Inc.	$(455)	$(1,190)	62%
Earnings (loss) per share of Class A common stock—basic	$(0.03)	$(0.07)	57%
Earnings (loss) per share of Class A common stock—diluted	$(0.03)	$(0.07)	57%
Class A and Class B common shares outstanding (as of March 31)	63,824
Cash and cash equivalents (as of March 31)	$185,687

Non-GAAP(2)
Contribution ex-TAC	$50,297	$42,729	18%
Adjusted EBITDA	$9,753	$5,402	81%
Adjusted EBITDA as a percentage of contribution ex-TAC	19%	13%	NM
Non-GAAP net income	$5,606	$2,816	99%
Non-GAAP earnings per share of Class A common stock—basic	$0.09	$0.04	125%
Non-GAAP earnings per share of Class A common stock—diluted	$0.07	$0.03	133%
Recent Business Highlights:
•Acquired TVision Insights, establishing Viant as an objective measurement and buying platform uniquely capable of valuing inventory across linear TV, CTV, Netflix, YouTube and Prime Video, which uniquely enables Viant to direct advertiser spend to destinations projected to maximize human engagement and deliver optimal outcomes.
•Launched inaugural performance advertising campaigns within Outcomes, the first fully autonomous advertising solution built for the open-internet. Outcomes leverages Viant's newly developed AI Lattice Brain, a decisioning architecture purpose-built to plan and execute campaigns autonomously by continuously evaluating proprietary data signals including Viant's Household ID, IRIS_ID, TVision attention insights, supply quality scoring models, historical campaign performance data and more.
•CTV spend reached a seasonal record high in the first quarter, representing over 50% of total advertiser spend on the platform.
"We are off to a strong start to the year, delivering contribution ex-TAC growth of 18%, exceeding the mid-point of our guidance, and adjusted EBITDA growth of 81%, exceeding the high end of our guidance," stated Larry Madden, CFO of Viant. "On May 1st, we closed on our acquisition of TVision, enabling the exclusive integration of proprietary attention insights directly into our AI-powered ad platform. TVision materially strengthens our targeting and measurement capabilities, which we expect will drive increased ad spend across our platform, elevate our take-rate and lead to adjusted EBITDA margin expansion over time. Reflecting strengthening advertiser demand, continued adoption of ViantAI, incremental use of our proprietary data, and increased engagement across our sales pipeline - we expect to accelerate top-line growth in each quarter throughout 2026, while delivering Adjusted EBITDA margin expansion for the year."
For the second quarter 2026, the Company expects:
•Revenue in the range of $98.5 million to $101.5 million
•Contribution ex-TAC in the range of $58.5 million to $60.5 million
•Non-GAAP operating expenses in the range of $45.5 million to $46.5 million
•Adjusted EBITDA in the range of $13.0 million to $14.0 million
Contribution ex-TAC, non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA as a percentage of contribution ex-TAC, non-GAAP net income, and non-GAAP earnings (loss) per share of Class A common stock—basic and diluted are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with U.S. generally accepted accounting principles ("GAAP"). Reconciliations of these non-GAAP financial measures to Viant’s financial results as determined in accordance with GAAP are included at the end of this press release under “Reconciliation of Non-GAAP Financial Measures.” For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see “Non-GAAP Financial Measures” in this press release. We are not able to estimate gross profit, total operating expenses or net income (loss) on a forward-looking basis or reconcile the guidance provided for contribution ex-TAC, non-GAAP operating expenses, or adjusted EBITDA to the closest corresponding GAAP financial measures on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from these non-GAAP financial measures; in particular, the impact of future traffic acquisition costs and other platform operations expenses, as well as the measures and effects of our stock-based compensation related to equity grants that are directly impacted by unpredictable fluctuations in our share price and the potential forfeitures of equity grants. We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results.
(1)We define advertiser spend as the total amount billed to our customers for activity on our platform inclusive of the costs of advertising media, third-party data, other add-on features and our platform fee we charge customers.
(2)For a discussion on how we define, use and calculate these non-GAAP financial measures and a reconciliation thereof to the most directly comparable GAAP financial measures, see “Non-GAAP Financial Measures” and the supplementary schedules under “Reconciliation of Non-GAAP Financial Measures” in this press release.
Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through Viant’s Investor Relations website at investors.viantinc.com.
As of March 31, 2026, there were 18,264,502 shares of the Company's Class A common stock outstanding and 45,559,716 shares of the Company's Class B common stock outstanding. For more information, please refer to our Quarterly Report on Form 10-Q expected to be filed with the Securities and Exchange Commission ("SEC") on May 11, 2026.

Conference Call and Webcast Details:
Viant will host a conference call and webcast to discuss its financial results on Monday, May 11, 2026 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live webcast of the call can be accessed from Viant’s Investor Relations website. An archived version of the webcast will be available from the same website after the call. Viant Technology has used, and intends to continue to use, the “Investor Relations” section of its website at investors.viantinc.com, its LinkedIn account, the LinkedIn account of its Chief Executive Officer, Tim Vanderhook, the LinkedIn account of its Chief Operating Officer, Chris Vanderhook, its X (formerly known as Twitter) account (@viant_tech), and Chris Vanderhook's X account (@cvanderhook) to post information that may be important to investors. Investors and potential investors are encouraged to consult Viant Technology’s website and the foregoing LinkedIn and X accounts regularly for important information.
About Viant
Viant Technology Inc. (NASDAQ: DSP) is an exclusively buy-side AI-powered advertising platform purpose-built for CTV. Viant uniquely combines proprietary content intelligence, household-level identity resolution, and person-level attention signals to connect advertisers with real customers and drive measurable outcomes across the open internet. Through its award-winning AI solutions, Viant is building the future of autonomous advertising, where AI doesn't just assist the campaign, it delivers real results. Learn more at viantinc.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.
Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “guidance,” “believe,” “expect,” “estimate,” “commit,” “ensure,” “target,” “project,” “plan,” “will,” or words or phrases with similar meaning.
Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements contained in this press release relate to, among other things, Viant’s projected financial performance and operating results, including our guidance for revenue, contribution ex-TAC, non-GAAP operating expenses, and adjusted EBITDA, as well as statements regarding Viant’s growth prospects and drivers, strategic priorities, the benefits of Viant’s acquisition of TVision, including enhanced capabilities and expected tailwinds for Viant’s financial results, and impacts from the ViantAI product suite and other offerings. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising may develop slower or differently than Viant’s expectations, the demands and expectations of customers, the ability to attract and retain customers, the impact of information and data privacy trends and regulations on our business and competitors, risks related to the use of artificial intelligence technologies, and other economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. Investors are referred to our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.
Media Contact:
Marielle Lyon
press@viantinc.com
Investor Contact:
Nick Zangler
nzangler@viantinc.com

VIANT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenue	$88,538	$70,642
Operating expenses(1):
Platform operations	52,165	40,080
Sales and marketing	16,277	14,229
Technology and development	7,138	6,911
General and administrative	16,916	14,281
Total operating expenses	92,496	75,501
Loss from operations	(3,958)	(4,859)
Other expense (income), net:
Interest income, net	(1,362)	(1,724)
TRA remeasurement expense	—	325
Total other expense (income), net	(1,362)	(1,399)
Loss before income taxes	(2,596)	(3,460)
Provision for (benefit from) income taxes	(406)	(153)
Net loss	(2,190)	(3,307)
Less: Net loss attributable to noncontrolling interests	(1,735)	(2,117)
Net loss attributable to Viant Technology Inc.	$(455)	$(1,190)
Earnings (loss) per share of Class A common stock:
Basic	$(0.03)	$(0.07)
Diluted	$(0.03)	$(0.07)
Weighted-average shares of Class A common stock outstanding:
Basic	17,827	16,439
Diluted	63,452	16,439
(1) Stock-based compensation and depreciation and amortization included in operating expenses are as follows (in thousands):

	Three Months Ended March 31,
	2026	2025
Stock-based compensation:
Platform operations	$688	$892
Sales and marketing	2,403	1,500
Technology and development	976	758
General and administrative	2,510	2,489
Total stock-based compensation	$6,577	$5,639

	Three Months Ended March 31,
	2026	2025
Depreciation and amortization:
Platform operations	$4,817	$3,572
Sales and marketing	96	74
Technology and development	474	590
General and administrative	86	88
Total depreciation and amortization	$5,473	$4,324

VIANT TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands, except share and per share data)

	As of March 31,	As of December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$185,687	$191,151
Accounts receivable, net of allowances	146,230	177,139
Prepaid expenses and other current assets	5,998	7,902
Total current assets	337,915	376,192
Property, equipment, and software, net	35,424	35,069
Operating lease assets, net	21,181	19,689
Intangible assets, net	2,728	2,899
Goodwill	19,190	19,190
Deferred tax assets	18,534	17,524
Other assets	4,033	4,100
Total assets	$439,005	$474,663
Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$53,711	$83,520
Accrued liabilities	46,064	50,828
Accrued compensation	9,204	12,988
Deferred revenue	551	583
Current portion of operating lease liabilities	5,098	5,080
Other current liabilities	3,206	4,036
Total current liabilities	117,834	157,035
Long-term debt	—	—
Long-term portion of operating lease liabilities	18,286	16,668
Long-term portion of TRA liability	12,486	12,159
Total liabilities	148,606	185,862
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value
Authorized shares — 10,000,000
Issued and outstanding — none	—	—
Class A common stock, $0.001 par value
Authorized shares — 450,000,000
Issued — 18,820,004 and 18,271,293	19	18
Outstanding — 18,264,502 and 17,593,198
Class B common stock, $0.001 par value
Authorized shares — 150,000,000
Issued and outstanding — 45,559,716 and 45,717,216	46	46
Additional paid-in capital	190,099	182,744
Accumulated deficit	(98,749)	(91,751)
Treasury stock, at cost; 555,502 and 678,095 shares held	(6,105)	(8,920)
Total stockholders’ equity attributable to Viant Technology Inc.	85,310	82,137
Noncontrolling interests	205,089	206,664
Total equity	290,399	288,801
Total liabilities and stockholders’ equity	$439,005	$474,663

VIANT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(2,190)	$(3,307)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,473	4,324
Stock-based compensation	6,577	5,639
Provision for doubtful accounts	204	390
Loss on disposal of assets	132	—
Noncash lease expense	1,206	1,126
Deferred taxes	(518)	—
Changes in operating assets and liabilities:
Accounts receivable	30,705	15,269
Prepaid expenses and other assets	1,971	(60)
Accounts payable	(29,819)	(11,595)
Accrued liabilities	(4,515)	(9,293)
Accrued compensation	(4,644)	(3,784)
Deferred revenue	(32)	(330)
Operating lease liabilities	(1,062)	(1,073)
Other liabilities	(563)	(1,758)
Net cash provided by (used in) operating activities	2,925	(4,452)
Cash flows from investing activities:
Purchases of property and equipment	(313)	(124)
Capitalized software development costs	(3,617)	(3,599)
Cash paid for acquisitions	—	(315)
Net cash used in investing activities	(3,930)	(4,038)
Cash flows from financing activities:
Repurchase of stock related to tax withholdings on vested equity awards	(3,121)	(3,232)
Repurchase of stock related to the stock repurchase program	(987)	(17,025)
Payment of member tax distributions	(452)	(3,645)
Proceeds from the exercise of stock options	380	1,222
Payment on tax receivable agreement liability	(279)	—
Net cash used in financing activities	(4,459)	(22,680)
Net decrease in cash and cash equivalents	(5,464)	(31,170)
Cash and cash equivalents at beginning of period	191,151	205,048
Cash and cash equivalents at end of period	$185,687	$173,878

Non-GAAP Financial Measures
To provide investors and others with additional information regarding Viant’s results, we have included in this press release the following financial measures that are not calculated in accordance with GAAP: contribution ex-TAC, non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA as a percentage of contribution ex-TAC, non-GAAP net income (loss) and non-GAAP earnings (loss) per share of Class A common stock—basic and diluted. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP financial measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.
Contribution ex-TAC is a non-GAAP financial measure. Gross profit is the most comparable GAAP financial measure, which is calculated as revenue less platform operations expense. In calculating contribution ex-TAC, we add back other platform operations expense to gross profit. Contribution ex-TAC is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short- and long-term operational plans and make strategic decisions regarding the allocation of capital. “Traffic acquisition costs” or “TAC” represents amounts incurred and payable to suppliers for the cost of advertising media, third-party data and other add-on features related to our fixed cost per mille pricing option and certain arrangements related to our percentage of spend pricing option. In particular, we believe that contribution ex-TAC can provide a measure of period-to-period comparisons for all pricing options within our business. Accordingly, we believe that this measure provides information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors.
Non-GAAP operating expenses is a non-GAAP financial measure. Total operating expenses is the most comparable GAAP financial measure. Non-GAAP operating expenses is defined by us as total operating expenses plus other expense, net, less TAC, stock-based compensation, depreciation, amortization, and certain other items that are not related to our core operations, such as acquisition and restructuring costs. Non-GAAP operating expenses is a key component in calculating adjusted EBITDA, which is one of the measures we use to provide our business outlook to the investment community. Additionally, non-GAAP operating expenses is used by our management and board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. We believe that the elimination of TAC, stock-based compensation, depreciation, amortization and certain other items not related to our core operations provides another measure for period-to-period comparisons of our business, provides additional insight into our core controllable costs, and is a useful metric for investors because it allows them to evaluate our operational performance in the same manner as our management and board of directors.
Adjusted EBITDA is a non-GAAP financial measure defined by us as net income (loss) before interest expense (income), net, income tax benefit (expense), depreciation, amortization, stock-based compensation and certain other items that are not related to our core operations, such as acquisition and restructuring costs as well as Tax Receivable Agreement (the "TRA") remeasurement expense. Net income (loss) is the most comparable GAAP financial measure. Adjusted EBITDA as a percentage of contribution ex-TAC is a non-GAAP financial measure we calculate by dividing adjusted EBITDA by contribution ex-TAC for the period or periods presented. Net income (loss) as a percentage of gross profit is the most comparable GAAP financial measure.
Adjusted EBITDA and adjusted EBITDA as a percentage of contribution ex-TAC are used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating adjusted EBITDA can provide a measure for period-to-period comparisons of our business. Adjusted EBITDA as a percentage of contribution ex-TAC, a non-GAAP financial measure, is used by our management and board of directors to evaluate adjusted EBITDA relative to our profitability after costs that are directly variable to revenues, which comprise TAC. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA as a percentage of contribution ex-TAC provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors.
Non-GAAP net income (loss) is a non-GAAP financial measure defined by us as net income (loss) adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as acquisition and restructuring costs as well as TRA remeasurement expense and the income tax effect of these adjustments. Net income (loss) is the most comparable GAAP financial measure. Non-GAAP net income (loss) is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of stock-based compensation and certain other items that are not related to our core operations provides measures for period-to-period comparisons of our business and additional insight into our core controllable costs. Accordingly, we believe that non-
GAAP net income (loss) provides information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.
Non-GAAP earnings (loss) per share of Class A common stock—basic and diluted is a non-GAAP financial measure defined by us as earnings (loss) per share of Class A common stock—basic and diluted, adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as acquisition and restructuring costs as well as TRA remeasurement expense and the income tax effect of these adjustments. Earnings (loss) per share of Class A common stock—basic and diluted is the most comparable GAAP financial measure. Non-GAAP earnings (loss) per share of Class A common stock—basic and diluted is used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of stock-based compensation and certain other items that are not related to our core operations provides measures for period-to-period comparisons of our business and provides additional insight into our core controllable costs. Accordingly, we believe that non-GAAP earnings (loss) per share of Class A common stock—basic and diluted provides information to investors and the market generally that aids in the understanding and evaluation of our results of operations in the same manner as our management and board of directors.
Basic non-GAAP earnings (loss) per share of Class A common stock is calculated by dividing the non-GAAP net income (loss) attributable to Class A common stockholders by the number of weighted-average shares of Class A common stock outstanding. Shares of our Class B common stock do not share in our earnings or losses and are therefore not participating securities. As such, separate presentation of basic and diluted non-GAAP earnings (loss) of Class B common stock under the two-class method has not been presented.
Diluted non-GAAP earnings (loss) per share of Class A common stock adjusts the basic non-GAAP earnings (loss) per share for the potential dilutive impact of shares of Class A common stock such as equity awards using the treasury-stock method and Class B common stock using the if-converted method. Diluted non-GAAP earnings (loss) per share of Class A common stock considers the impact of potentially dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect. Shares of our Class B common stock, restricted stock units ("RSUs"), performance stock units ("PSUs"), and nonqualified stock options ("NQSOs") are considered potentially dilutive shares of Class A common stock.
These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, the Company’s financial information calculated in accordance with GAAP and should not be considered measures of the Company’s liquidity. Further, these non-GAAP financial measures as defined by the Company may not be comparable to similar non-GAAP financial measures presented by other companies, including peer companies, and therefore comparability may be limited. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items. Management encourages investors and others to review Viant’s financial information in its entirety and not rely on a single financial measure.
Reconciliation of Non-GAAP Financial Measures
The following tables show the reconciliations of the Company’s non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures.
The following table presents the calculation of gross profit and the reconciliation of gross profit to contribution ex-TAC for the periods presented (unaudited; in thousands):

	Three Months Ended March 31,
	2026	2025
Revenue	$88,538	$70,642
Less: Platform operations	(52,165)	(40,080)
Gross profit	36,373	30,562
Add: Other platform operations	13,924	12,167
Contribution ex-TAC	$50,297	$42,729
The following table presents a reconciliation of total operating expenses to non-GAAP operating expenses for the periods presented (unaudited; in thousands):

	Three Months Ended March 31,
	2026	2025
Operating expenses:
Platform operations	$52,165	$40,080
Sales and marketing	16,277	14,229
Technology and development	7,138	6,911
General and administrative	16,916	14,281
Total operating expenses	92,496	75,501
Add:
Other expense, net	—	—
Less:
Traffic acquisition costs	(38,241)	(27,913)
Stock-based compensation	(6,577)	(5,639)
Depreciation and amortization	(5,473)	(4,324)
Acquisition and restructuring costs(1)	(1,661)	(298)
Non-GAAP operating expenses	$40,544	$37,327
(1)Acquisition and restructuring costs primarily consist of costs incurred related to our contemplated and completed acquisitions for the three months ended March 31, 2026 and 2025.

The following table presents a reconciliation of net loss to adjusted EBITDA for the periods presented (unaudited; in thousands):

	Three Months Ended March 31,
	2026	2025
Net loss	$(2,190)	$(3,307)
Add back (less):
Interest income, net	(1,362)	(1,724)
Provision for (benefit from) income taxes	(406)	(153)
Depreciation and amortization	5,473	4,324
Stock-based compensation	6,577	5,639
Acquisition and restructuring costs(1)	1,661	298
TRA remeasurement expense(2)	—	325
Adjusted EBITDA	$9,753	$5,402
(1)Acquisition and restructuring costs primarily consist of costs incurred related to our contemplated and completed acquisitions for the three months ended March 31, 2026 and 2025.
(2)TRA remeasurement expense reflects the remeasurement of the TRA liability for the three months ended March 31, 2025.
The following table presents the calculation of net loss as a percentage of gross profit and the calculation of adjusted EBITDA as a percentage of contribution ex-TAC for the periods presented (unaudited; in thousands, except percentages):

	Three Months Ended March 31,
	2026	2025
Gross profit	$36,373	$30,562
Net loss	$(2,190)	$(3,307)
Net loss as a percentage of gross profit	(6)%	(11)%
Contribution ex-TAC	$50,297	$42,729
Adjusted EBITDA	$9,753	$5,402
Adjusted EBITDA as a percentage of contribution ex-TAC	19%	13%
The following table presents a reconciliation of net loss to non-GAAP net income for the periods presented (unaudited; in thousands):

	Three Months Ended March 31,
	2026	2025
Net loss	$(2,190)	$(3,307)
Add back (less):
Stock-based compensation	6,577	5,639
Acquisition and restructuring costs(1)	1,661	298
TRA remeasurement expense(2)	—	325
Income tax benefit (expense) related to Viant Technology Inc.’s share of non-GAAP pre-tax loss(3)	(442)	(139)
Non-GAAP net income	$5,606	$2,816
(1)Acquisition and restructuring costs primarily consist of costs incurred related to our contemplated and completed acquisitions for the three months ended March 31, 2026 and 2025.
(2)TRA remeasurement expense reflects the remeasurement of the TRA liability for the three months ended March 31, 2025.
(3)The estimated income tax effect of our share of income (loss) after non-GAAP reconciling items for the three months ended March 31, 2026 and 2025 is calculated using assumed blended tax rates of 28% and 23%, respectively, which represent our expected corporate tax rates, excluding discrete and non-recurring tax items.
The following table presents a reconciliation of earnings (loss) per share of Class A common stock—basic and diluted to non-GAAP earnings (loss) per share of Class A common stock—basic and diluted for the periods presented (unaudited; in thousands, except per share data):

	Three Months Ended March 31, 2026		Three Months Ended March 31, 2025
	Earnings (Loss) per Share	Non-GAAP Earnings (Loss) per Share	Earnings (Loss) per Share	Non-GAAP Earnings (Loss) per Share
Numerator
Net loss	$(2,190)	$(2,190)	$(3,307)	$(3,307)
Adjustments:
Add back: Stock-based compensation	—	6,577	—	5,639
Add back: Acquisition and restructuring costs(1)	—	1,661	—	298
Add back: TRA remeasurement expense(2)	—	—	—	325
Income tax benefit (expense) related to Viant Technology Inc.'s share of non-GAAP pre-tax loss(3)	—	(442)	—	(139)
Non-GAAP net income	(2,190)	5,606	(3,307)	2,816
Less: Net income (loss) attributable to noncontrolling interests(4)	(1,735)	4,073	(2,117)	2,188
Net income (loss) attributable to Viant Technology Inc.—basic	$(455)	$1,533	$(1,190)	$628
Add back: Reallocation of net loss attributable to noncontrolling interest from the assumed exchange of RSUs and NQSOs for Class A common stock	—	—	—	119
Income tax benefit (expense) from the assumed exchange of dilutive securities for Class A common stock	—	—	—	(27)
Add back: Net income (loss) attributable to noncontrolling interests(4)	(1,735)	4,073	—	—
Income tax benefit (expense) related to the Company's share of non-GAAP pre-tax loss(3)	—	(1,146)	—	—
Net income (loss) attributable to Viant Technology Inc.—diluted	$(2,190)	$4,460	$(1,190)	$720
Denominator
Weighted-average shares of Class A common stock outstanding —basic	17,827	17,827	16,439	16,439
Effect of dilutive securities:
RSUs	—	736	—	2,553
NQSOs	—	1,887	—	3,047
Shares of Class B common stock	45,625	45,625	—	—
Weighted-average shares of Class A common stock outstanding —diluted	63,452	66,075	16,439	22,039

Earnings (loss) per share of Class A common stock—basic	$(0.03)	$0.09	$(0.07)	$0.04
Earnings (loss) per share of Class A common stock—diluted	$(0.03)	$0.07	$(0.07)	$0.03

Anti-dilutive shares excluded from earnings (loss) per share of Class A common stock—diluted:
RSUs	6,504	—	5,415	—
NQSOs	4,291	—	4,899	—
PSUs(5)	487	487	—	—
Shares of Class B common stock	—	—	46,720	46,720
Total shares excluded from earnings (loss) per share of Class A common stock—diluted	11,282	487	57,034	46,720

(1)Acquisition and restructuring costs primarily consist of costs incurred related to our contemplated and completed acquisitions for the three months ended March 31, 2026 and 2025.
(2)TRA remeasurement expense reflects the remeasurement of the TRA liability for the three months ended March 31, 2025.
(3)The estimated income tax effect of our share of income (loss) after non-GAAP reconciling items for the three months ended March 31, 2026 and 2025 is calculated using assumed blended tax rates of 28% and 23%, respectively, which represent our expected corporate tax rates, excluding discrete and non-recurring tax items.
(4)The adjustment to net income attributable to noncontrolling interests represents stock-based compensation as well as acquisition and restructuring costs attributed to the noncontrolling interests outstanding during the period.
(5)Number of securities outstanding at the end of the period that were excluded from the computation of diluted non-GAAP earnings (loss) per share of Class A common stock because the performance conditions associated with these awards were not met assuming the end of the reporting period was the end of the performance period.